Exhibit 99.1

ClearSign Announces Closing of $11.7 Million Equity Investment

SEATTLE, July 20, 2018 /PRNewswire/ -- ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies, while dramatically reducing emissions, today announced it has closed its previously announced private placement of 5,213,543 common shares at a per-share price of $2.25 with clirSPV LLC. ClearSign raised gross proceeds of approximately $11.7 million in the offering.

ClearSign anticipates using the net proceeds from the offering to accelerate penetration of its technologies into target verticals in domestic and international markets, continue its product development efforts and for general and administrative purposes.

The securities offered in the offering have not been registered under the Securities Act of 1933 or applicable securities laws of any state or jurisdiction. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable securities laws of any state or jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

About clirSPV LLC

Led by veteran investor Robert T. Hoffman Sr., the SPV counts as its members successful Private Equity and other career investors, the Chairmen of two Fortune 1000 companies and other High Net Worth individuals with a combined net worth in the billions of dollars.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Dave Mossberg

Three Part Advisors, LLC for ClearSign

+1 817-310-0051

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950